UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2010

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23 Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24, 2010 Information Architects (otcpk: IACH) announced that through their wholly owned subsidiary, IAGreen, it has completed the acquisition of all principal assets of CVGV, Inc., a New York corporation whose principal asset is TimerKing, a proprietary device which works on commercial pizza ovens to significantly reduce gas consumption. The Company issued a press release announcing the acquisition on May 24, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Number	Description
99.1	Press Release, dated May 24, 2010, entitled “Information Architects completes acquisition of TimerKing and finishes first installation.”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

June 7, 2010

INFORMATION ARCHITECTS CORPORATION BY: /S/ William Craig —————————————— William Craig Acting Chief Executive Officer